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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
  EXHIBIT 12 -- STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                     THREE MONTHS ENDED SEPTEMBER 30,
                                                                  ---------------------------------------
                                                                       1998                    1997
                                                                  ---------------          --------------

Consolidated pretax income from continuing operations               $   451                   $ 4,356
Interest expense                                                      2,727                       327
Interest portion of rent expense                                        136                       168
                                                                  ---------------          --------------

     EARNINGS                                                       $ 3,314                   $ 4,851
                                                                  ===============          ==============


Interest expense                                                    $ 2,727                   $   327
Interest capitalized                                                    209                       126
Interest portion of rent expense                                        136                       168
                                                                  ---------------          --------------

     FIXED CHARGES                                                  $ 3,072                   $   621
                                                                  ===============          ==============


RATIO OF EARNINGS TO FIXED CHARGES                                      1.1                       7.8
                                                                  ===============          ==============
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